Reliant Bancorp, Inc. Reports First Quarter 2021 Results
Reported Net Income of $12.1 million, or Diluted EPS of $0.73
Net Interest Margin Continues to Improve to 4.51%

BRENTWOOD, Tenn. — (April 22, 2021) Reliant Bancorp, Inc. (“Reliant Bancorp” or the “Company”) (Nasdaq: RBNC), parent company of Reliant Bank (the “Bank”), reported net income attributable to common shareholders of $12.1 million, or $0.73 per diluted common share, for the first quarter of 2021 compared to net income attributable to common shareholders of $12.2 million, or $0.73 per diluted common share, for the fourth quarter of 2020, and a loss of $0.2 million, or $0.02 per diluted common share, for the first quarter of 2020.

DeVan Ard, Jr., Reliant Bancorp's Chairman and CEO stated, “I am very pleased with our first quarter earnings, which were driven by a strong and improving net interest margin, superior asset quality, and good expense control. Nashville’s economy also started showing signs of a robust recovery late in the quarter as evidenced by a significant increase in loan demand.”

Ard continued, “Our team delivered another outstanding quarter. Loan production topped $253.6 million, a 69% increase over the first quarter of 2020, and many of those loans will fund throughout 2021. Deposit growth was also strong. Balances in non-time deposits - checking, savings, and money market deposits - grew 8.1%, or 32.7% annualized, during the first quarter, a tribute to the effort by our team to build lasting relationships with our customers. We also continued to build shareholder value. Our book value and tangible book value per share increased 3.1% and 4.0%, respectively, from the prior quarter, or 12.4% and 16.1%, respectively, when annualized. Reliant's board also voted to increase our cash dividend per share by 20.0%.”

First Quarter Highlights
Dollar Amounts in Thousands, Except Per Share Amounts

	2021	2020
	First Quarter	Fourth Quarter	First Quarter
Results of Operations Highlights
Net income (loss) attributable to common shareholders	$12,149	$12,226	$(215)
Income (loss) per diluted common share	$0.73	$0.73	$(0.02)
Net interest margin (NIM) (1)	4.51%	4.48%	3.60%
Adjusted NIM (2)	4.24%	4.09%	3.46%
Adjusted pre-tax pre-provision income (2)	$15,699	$17,278	$799
Efficiency ratio (tax equivalent basis)	56.4%	53.2%	92.9%
Bank segment adjusted efficiency ratio (2)	50.8%	47.2%	65.0%

Balance Sheet Highlights
Loans	$2,277,714	$2,300,783	$1,619,445
Allowance for loan losses	(20,785)	(20,636)	(15,121)
Total assets	3,057,066	3,026,535	2,185,793
Total deposits	2,612,910	2,579,235	1,722,857
Book value per share	$19.92	$19.33	$19.53
Tangible book value per share (2)	$16.00	$15.39	$14.44

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Reliant Bancorp, Inc. Reports First Quarter 2021 Results

	2021	2020
	First Quarter	Fourth Quarter	First Quarter
Return on average: (3)
Assets ("ROAA")	1.64%	1.60%	(0.04)%
Equity ("ROAE")	15.07%	15.48%	(0.36)%
Tangible common equity ("ROATCE") (2)	18.84%	19.38%	(0.49)%

(1) Net interest margin is the result of annualized net interest income calculated on a tax-equivalent basis divided by average interest earning assets for the period.
(2) Certain measures are considered non-GAAP financial measures. See “Reconciliation of Non-GAAP Financial Measures”.
(3) Data has been annualized.

Net Interest Income Remains Strong on Continued Core Margin Improvement

The net interest margin increased to 4.51% at March 31, 2021, an increase of 3 basis points from the fourth quarter of 2020 and an increase of 91 basis points from the first quarter of 2020. The linked quarter increase was primarily due to a 5 basis point decrease in our cost of funds. The adjusted net interest margin, which excludes benefits from purchase accounting accretion, was 4.24%, an increase of 15 basis points from the fourth quarter of 2020 and an increase of 78 basis points from the first quarter of 2020.

Ard continued, “Our strong adjusted net income margin in the first quarter follows a similarly strong performance in the prior quarter which reflects the hard work of our team through a challenging season and which we will continue to work on in 2021 as economic conditions begin to look brighter.”

While loan yields remain consistent with the linked quarter at 5.63%, yields from coupon and fees increased 6 basis points from the prior quarter whereas yields related to purchase accounting declined as purchase accounting accretion decreased $244 thousand when compared to the prior quarter.

Cost of funds benefited from prepayment of $16.5 million in Federal Home Loan Bank advances in the fourth quarter of 2020 which contributed to a decrease in cost of borrowed funds of 33 basis points. The cost of deposits remained consistent with the linked quarter at 0.51% despite a reduction in purchase accounting accretion of $635.9 thousand. These low costs can primarily be attributed to our continued success in the execution of our strategic initiatives around attracting and retaining core deposits. At March 31, 2021, customer deposits comprised 89.9% of total deposits compared to 87.8% of total deposits at December 31, 2020, and non-time deposits grew by $143.6 million, or 8.1%, in the same period.
Maintaining a Strong Balance Sheet

Loans remained stable at $2.3 billion. Loan originations during the quarter totaled $253.6 million at a weighted-average coupon rate of 4.21% with a continued focus on credit quality through sound underwriting. These originations were offset with principal payments, including PPP forgiveness payments of $23.6 million. Loans increased $552 thousand from the prior quarter when PPP loans are excluded. Loans increased $658.3 million year-over-year which can largely be attributed to the loan portfolio acquired on April 1, 2020, from First Advantage Bank, which totaled $526.0 million at March 31, 2021. Organic year-over-year loan growth totaled $132.2 million, or 8.2%.

Deposits increased $33.7 million from the linked quarter and $890.1 million year-over-year. Noninterest-bearing deposits increased $3.5 million from the linked quarter. Year-over-year deposit growth can be attributed primarily to the acquired deposit portfolio from First Advantage Bank which totaled $509.2 million at March 31, 2021. Organic year-over-year deposit growth totaled $380.8 million, or 22.1%. Ard stated, “Our team continues to attract and retain low cost deposits in a competitive environment, fulfilling one of our strategic goals and helping us to better serve the community's credit needs.”

Asset Quality Remains Stable and Capital Well Positioned

Our credit quality continues to be a source of strength with net recoveries in the first quarter and criticized assets to total loans of 0.90%. Nonperforming loans held for investment accounted for 0.27% of total loans held for investment and nonperforming assets accounted for 0.32% of total assets at March 31, 2021. The allowance for loan loss was 0.91% of loans (1.56% including unaccreted purchased loan discounts) at March 31, 2021. There was no provision recognized during the quarter as net charge-offs were in a recovery position for the quarter and larger provisions were recorded in prior quarters related to uncertainty surrounding the COVID-19 pandemic. The acquired loan portfolios are reserved for through fair value marks that consider both credit quality and changes in interest rates.

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Reliant Bancorp, Inc. Reports First Quarter 2021 Results

Shareholders’ equity increased $9.7 million from the linked quarter to $331.7 million at March 31, 2021, mainly due to current quarter net income. Both the Company and the Bank continue to meet the criteria to be classified as “Well Capitalized” under applicable banking regulations. Our current level of tangible common equity to tangible assets of 8.90% positions us for further growth opportunities and allows us to execute our heightened cash dividend in the near term.

Conclusion

Ard concluded, “I am proud of what our team accomplished in the first quarter as well as their resiliency and dedication to serve our community. We continue to see increased demand in the loan pipeline as we move into the second quarter and we are optimistic about our market and financial positions as we continue to build a bright future for Reliant Bank.”

Contacts
DeVan Ard, Jr., Chairman and CEO, Reliant Bancorp, Inc. (615.221.2087)

Conference Call Information
The Company will hold a conference call to discuss first quarter 2021 results on Friday, April 23, 2021, at 9:00 a.m. CDT, and the earnings conference call will be broadcast live over the Internet at https://www.webcaster4.com/Webcast/Page/1855/40669. A link to these events can be found on the Company’s website (https://www.reliantbank.com) under the tab titled “Investor Relations.”

Following the live broadcast, a webcast replay will be available on the Company's website (https://www.reliantbank.com) under the tab titled “Investor Relations” followed by the tab titled “News & Market Information” followed by the tab titled “Event Calendar” followed by the tab titled “Past Events” and will be available for 12 months.

About Reliant Bancorp, Inc. and Reliant Bank

Reliant Bancorp, Inc. is a Brentwood, Tennessee-based financial holding company which, through its wholly owned subsidiary Reliant Bank, operates banking centers in Tennessee. Reliant Bank is a full-service commercial bank that offers a variety of deposit, lending, and mortgage products and services to business and consumer customers. As of March 31, 2021, Reliant Bancorp had approximately $3.1 billion in total consolidated assets, approximately $2.3 billion in loans held for investment and approximately $2.6 billion in deposits. For additional information, locations and hours of operation, please visit www.reliantbank.com.

Financial Measures

This release contains certain financial measures that are not measures recognized under generally accepted accounting principles
(“GAAP”) and, therefore, are considered non-GAAP financial measures. Members of Company management use these non-GAAP financial measures in their analysis of the Company’s performance, financial condition, and efficiency of operations. Management of the Company believes that these non-GAAP financial measures provide a greater understanding of ongoing operations, enhance comparability of results with prior periods, and demonstrate the effects of significant gains and charges in the periods presented. Management of the Company also believes that investors find these non-GAAP financial measures useful as they assist investors in understanding underlying operating performance and identifying and analyzing ongoing operating trends. However, the non-GAAP financial measures discussed herein should not be considered in isolation or as a substitute for the most directly comparable or other financial measures calculated in accordance with GAAP. Moreover, the manner in which the non-GAAP financial measures discussed herein are calculated may differ from the manner in which measures with similar names are calculated by other companies. You should understand how other companies calculate their financial measures similar to, or with names similar to, the non-GAAP financial measures we have discussed herein when comparing such non-GAAP financial measures.

The non-GAAP measures in this release include “adjusted net interest margin (NIM),” “adjusted net income,” “adjusted diluted earnings per share (EPS),” “adjusted annualized return on average assets (ROAA),” “adjusted annualized return on average equity (ROAE),” “adjusted annualized return on average tangible common equity (ROATCE),” “adjusted pre-tax pre-provision income,” “tangible common equity to tangible assets (TCE/TA),” “tangible book value per share,” “allowance for loan losses plus unaccreted purchased loan discounts to total loans,” “bank segment adjusted net income,” and “bank segment adjusted efficiency ratio.”

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Reliant Bancorp, Inc. Reports First Quarter 2021 Results

Forward-Looking Statements

All statements, other than statements of historical fact, included in this release and any oral statements made regarding the subject of this release, including statements made during the conference call referenced herein, that address activities, events or developments that the Company expects, believes or anticipates will or may occur in the future are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, including statements relating to improving economic conditions, the Company’s growth opportunities, the Company’s ability to pay the increased cash dividend, increased demand in the loan pipeline, and management’s optimism about the Company’s market and financial positions. The words “believe,” “anticipate,” “expect,” “may,” “will,” “assume,” “should,” “predict,” “could,” “would,” “intend,” “targets,” “estimates,” “projects,” “plans,” and “potential,” and other similar words and expressions of the future, are intended to identify such forward-looking statements, but other statements not based on historical information may also be considered forward-looking, including statements about the Company’s future financial and operating results and the Company’s plans, objectives, and intentions. All forward-looking statements are subject to risks, uncertainties, and other factors that may cause the actual results, performance, or achievements of the Company to differ materially from any results, performance, or achievements expressed or implied by such forward-looking statements. Such risks, uncertainties, and other factors include, among others: (1) the effects of the coronavirus (COVID-19) pandemic, including (i) the magnitude and duration of the pandemic and its impact on general economic and financial market conditions and on our business, results of operations, and financial condition and that of our customers, (ii) actions taken by governments, businesses and individuals in response to the coronavirus (COVID-19) pandemic, (iii) the pace of recovery when the coronavirus (COVID-19) pandemic subsides, and (iv) the speed with which coronavirus (COVID-19) vaccines can be widely distributed, those vaccines’ efficacy against the virus and public acceptance of the vaccines, (2) the possibility that our asset quality could decline or that we experience greater loan losses than anticipated, (3) increased levels of other real estate, primarily as a result of foreclosures, (4) the impact of liquidity needs on our results of operations and financial condition, (5) competition from financial institutions and other financial service providers, (6) the effect of interest rate increases on the cost of deposits, (7) unanticipated weakness in loan demand or loan pricing, (8) greater than anticipated adverse conditions in the national economy or local economies in which we operate, including in Middle Tennessee, (9) lack of strategic growth opportunities or our failure to execute on available opportunities, (10) deterioration in the financial condition of borrowers resulting in significant increases in loan losses and provisions for those losses, (11) economic crises and associated credit issues in industries most impacted by the coronavirus (COVID-19) pandemic, including the hotel and retail sectors, (12) the ability to grow and retain low-cost core deposits and retain large, uninsured deposits, (13) our ability to effectively manage problem credits, (14) our ability to successfully implement efficiency initiatives on time and with the results projected, (15) our ability to successfully develop and market new products and technology, (16) the impact of negative developments in the financial industry and United States and global capital and credit markets, (17) our ability to retain the services of key personnel, (18) our ability to adapt to technological changes, (19) risks associated with litigation, including reputational and financial risks and the applicability of insurance coverage, (20) the vulnerability of the Bank’s computer and information technology systems and networks, and the systems and networks of third parties with whom the Company or the Bank contract, to unauthorized access, computer viruses, phishing schemes, spam attacks, human error, natural disasters, power loss, and other security breaches and interruptions, (21) changes in state and federal laws, rules, regulations, or policies applicable to banks or bank or financial holding companies, including regulatory or legislative developments, (22) adverse impacts (including costs, fines, reputational harm, or other negative effects) from current or future litigation, regulatory examinations, or other legal and/or regulatory actions, (23) the risk of successful integration of the businesses the Company has recently acquired, and (24) general competitive, economic, political, and market conditions, including economic conditions in the local markets where we operate. Additional factors which could affect the forward-looking statements can be found in the Company’s annual report on Form 10-K, quarterly reports on Form 10-Q, and current reports on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) and available on the SEC’s website at http://www.sec.gov. The Company believes the forward-looking statements contained herein are reasonable; however, many of such risks, uncertainties, and other factors are beyond the Company’s ability to control or predict and undue reliance should not be placed on any forward-looking statements, which are based on current expectations and speak only as of the date that they are made. Therefore, the Company can give no assurance that its future results will be as estimated. The Company does not intend to, and disclaims any obligation to, update or revise any forward-looking statement.

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Reliant Bancorp, Inc. Reports First Quarter 2021 Results

RELIANT BANCORP, INC.
CONSOLIDATED BALANCE SHEETS
(Dollar amounts in thousands, except per share amounts)

	March 31, 2021	December 31, 2020	March 31, 2020
ASSETS	(Unaudited)	(Audited)	(Unaudited)
Cash and due from banks	$13,105	$13,717	$10,917
Interest-bearing deposits in financial institutions	104,620	79,756	35,401
Federal funds sold	186	1,572	1,714
Total cash and cash equivalents	117,911	95,045	48,032
Securities available for sale	267,191	256,653	256,928
Loans	2,277,714	2,300,783	1,619,445
Less: allowance for loan losses	(20,785)	(20,636)	(15,121)
Loans, net	2,256,929	2,280,147	1,604,324
Mortgage loans held for sale, net	166,599	147,524	70,352
Accrued interest receivable	14,568	14,889	7,622
Premises and equipment, net	30,879	31,462	27,326
Operating leases right of use assets	13,372	13,103	11,473
Restricted equity securities, at cost	16,146	16,551	14,405
Other real estate, net	1,198	1,246	—
Cash surrender value of life insurance contracts	78,423	77,988	52,556
Deferred tax assets, net	7,453	7,121	5,485
Goodwill	54,396	54,396	50,723
Core deposit intangibles	10,891	11,347	10,486
Other assets	21,110	19,063	26,081
TOTAL ASSETS	$3,057,066	$3,026,535	$2,185,793
LIABILITIES AND SHAREHOLDERS’ EQUITY
Deposits
Noninterest-bearing demand	$578,764	$575,289	$320,553
Interest-bearing demand	397,047	350,392	170,304
Savings and money market deposit accounts	950,630	857,210	494,750
Time	686,469	796,344	737,250
Total deposits	2,612,910	2,579,235	1,722,857
Accrued interest payable	3,087	2,571	3,995
Subordinated debentures	70,719	70,446	70,391
Federal Home Loan Bank advances	—	10,000	127,628
Operating leases liabilities	14,552	14,231	11,761
Other liabilities	24,099	28,079	14,489
TOTAL LIABILITIES	2,725,367	2,704,562	1,951,121
Preferred stock, $1 par value per share; 10,000,000 shares authorized; no shares issued to date	—	—	—
Common stock, $1 par value per share; 30,000,000 shares authorized; 16,654,415, 16,654,409, and 12,014,495 shares issued and outstanding at March 31, 2021, December 31, 2020, and March 31, 2020, respectively	16,654	16,654	12,014
Additional paid-in capital	233,667	233,331	184,523
Retained earnings	75,891	65,757	39,150
Accumulated other comprehensive income	5,487	6,231	(1,015)
TOTAL SHAREHOLDERS’ EQUITY	331,699	321,973	234,672
TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$3,057,066	$3,026,535	$2,185,793

This information is preliminary and based on company data available at the time of presentation.
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Reliant Bancorp, Inc. Reports First Quarter 2021 Results

RELIANT BANCORP, INC. CONSOLIDATED STATEMENTS OF OPERATIONS - UNAUDITED (Dollar amounts in thousands, except per share amounts)
	Three Months Ended
	March 31, 2021	December 31, 2020	March 31, 2020
INTEREST INCOME
Interest and fees on loans	$30,989	$32,272	$20,645
Interest and fees on loans held for sale	1,331	1,038	560
Interest on investment securities, taxable	610	539	451
Interest on investment securities, nontaxable	1,225	1,194	1,371
Federal funds sold and other	227	239	279
TOTAL INTEREST INCOME	34,382	35,282	23,306
INTEREST EXPENSE
Deposits
Demand	272	225	100
Savings and money market deposit accounts	839	1,041	1,030
Time	2,288	2,303	3,707
Federal Home Loan Bank advances and other borrowings	4	290	361
Subordinated debentures	953	987	993
TOTAL INTEREST EXPENSE	4,356	4,846	6,191
NET INTEREST INCOME	30,026	30,436	17,115
PROVISION FOR LOAN LOSSES	—	950	2,900
NET INTEREST INCOME AFTER PROVISION FOR LOAN LOSSES	30,026	29,486	14,215
NONINTEREST INCOME
Service charges on deposit accounts	1,561	1,575	1,208
Gains on mortgage loans sold, net	4,928	4,634	1,573
Gain (loss) on securities transactions, net	129	(597)	—
Other noninterest income	719	2,241	501
TOTAL NONINTEREST INCOME	7,337	7,853	3,282
NONINTEREST EXPENSE
Salaries and employee benefits	13,352	12,447	9,237
Occupancy	2,008	2,190	1,486
Data processing and software	2,229	2,509	1,819
Professional fees	1,243	743	478
Regulatory fees	361	441	454
Merger expenses	—	—	4,186
Other operating expense	2,471	2,681	1,938
TOTAL NONINTEREST EXPENSE	21,664	21,011	19,598
INCOME (LOSS) BEFORE PROVISION FOR INCOME TAXES	15,699	16,328	(2,101)
INCOME TAX EXPENSE (BENEFIT)	2,980	3,411	(910)
CONSOLIDATED NET INCOME (LOSS)	12,719	12,917	(1,191)
NONCONTROLLING INTEREST IN NET (INCOME) LOSS OF SUBSIDIARY	(570)	(691)	976
NET INCOME (LOSS) ATTRIBUTABLE TO COMMON SHAREHOLDERS	$12,149	$12,226	$(215)
Basic net income (loss) attributable to common shareholders, per share	$0.73	$0.74	$(0.02)
Diluted net income (loss) attributable to common shareholders, per share	$0.73	$0.73	$(0.02)

This information is preliminary and based on company data available at the time of presentation.
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Reliant Bancorp, Inc. Reports First Quarter 2021 Results

RELIANT BANCORP, INC.
SEGMENT FINANCIAL INFORMATION - UNAUDITED
(Dollar Amounts in Thousands)

Core Bank (1)
	Three Months Ended
	March 31, 2021	December 31, 2020	March 31, 2020
Net interest income	$29,133	$29,695	$16,782
Provision for loan losses	—	950	2,900
Noninterest income	2,409	3,218	1,709
Noninterest expense (excluding merger expense)	16,460	16,378	12,461
Merger expense	—	—	4,186
Income (loss) before provision for income taxes	15,082	15,585	(1,056)
Income tax expense (benefit)	2,933	3,359	(841)
Net income (loss) attributable to common shareholders	$12,149	$12,226	$(215)

Residential Mortgage Company (Reliant Mortgage Ventures, LLC)
	Three Months Ended
	March 31, 2021	December 31, 2020	March 31, 2020
Net interest income	$893	$741	$333
Provision for loan losses	—	—	—
Noninterest income	4,928	4,635	1,573
Noninterest expense	5,204	4,633	2,951
Income (loss) before provision for income taxes	617	743	(1,045)
Income tax expense (benefit)	47	52	(69)
Net income (loss)	570	691	(976)
Noncontrolling interest in net (income) loss of subsidiary	(570)	(691)	976
Net income (loss) attributable to common shareholders	$—	$—	$—

(1) Core Bank includes all entities included in the Consolidated Financial Statements other than Reliant Mortgage Ventures, LLC
Note: The above financial information is presented, net of intercompany eliminations.

This information is preliminary and based on company data available at the time of presentation.
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Reliant Bancorp, Inc. Reports First Quarter 2021 Results

RELIANT BANCORP, INC.
SELECTED QUARTERLY FINANCIAL DATA - UNAUDITED

(Dollar amounts in thousands, except per share amounts)	Three months ended,
	March 31, 2021	December 31, 2020	March 31, 2020
Per Common Share
Basic income (loss)	$0.73	$0.74	$(0.02)
Diluted income (loss)	$0.73	$0.73	$(0.02)
Adjusted diluted income (loss)(1)	$0.73	$0.73	$0.25
Book value	$19.92	$19.33	$19.53
Tangible book value(1)	$16.00	$15.39	$14.44
Shares Outstanding
Basic weighted average common shares	16,615,169	16,599,819	11,892,723
Diluted weighted average common shares	16,740,303	16,684,425	11,892,723
Common shares outstanding at period end	16,654,415	16,654,409	12,014,495
Selected Balance Sheet Data
Loans, net of unearned income	$2,277,714	$2,300,783	$1,619,445
Total assets	3,057,066	3,026,535	2,185,793
Customer deposits	2,350,168	2,265,742	1,377,407
Wholesale and institutional deposits	262,742	313,493	345,450
Total deposits	2,612,910	2,579,235	1,722,857
Total liabilities	2,725,367	2,704,562	1,951,121
Total shareholders' equity	331,699	321,973	234,672
Selected Balance Sheet Data - Quarterly Averages
Loans held for investment	$2,280,379	$2,339,996	$1,613,030
Total assets	3,013,114	3,030,587	2,181,809
Interest-bearing liabilities	2,079,238	2,125,260	1,597,762
Total liabilities	2,686,085	2,716,308	1,939,910
Total shareholders' equity	327,029	314,279	241,899
Selected Performance Ratios
Return on average assets (2)	1.64%	1.60%	(0.04)%
Return on shareholders' equity (2)	15.07%	15.48%	(0.36)%
Return on average tangible common equity(1) (2)	18.84%	19.38%	(0.49)%
Average shareholders' equity to average assets	10.85%	10.37%	11.09%
Net interest margin (tax-equivalent basis) (2)	4.51%	4.48%	3.60%
Efficiency Ratio (tax-equivalent basis)	56.4%	53.2%	92.9%
Bank Segment efficiency ratio (1)	50.8%	47.2%	65.0%
Loans held for investment to deposits ratio	87.20%	89.20%	94.00%
Interest Rates and Yields (2)
Yield on interest-earning assets	5.14%	5.16%	4.85%
Yield on loans held for investment	5.63%	5.63%	5.23%
Cost of interest-bearing liabilities	0.85%	0.91%	1.56%
Cost of total deposits	0.51%	0.51%	1.11%
Preliminary Consolidated Capital Ratios (3)
Tier 1 leverage	9.33%	8.91%	8.91%
Common equity tier 1	10.41%	10.22%	9.54%
Tier 1 risk-based capital	10.88%	10.70%	10.19%
Total risk-based capital	14.09%	13.96%	14.30%

This information is preliminary and based on company data available at the time of presentation.
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Reliant Bancorp, Inc. Reports First Quarter 2021 Results

(Dollar amounts in thousands, except per share amounts)	Three months ended,
	March 31, 2021	December 31, 2020	March 31, 2020

Selected Asset Quality Measures
Allowance for loan losses to total loans	0.91%	0.90%	0.93%
Allowance for loan losses and purchase loan discounts to total loans	1.56%	1.62%	1.23%
Net (recoveries) charge offs	$(149)	$148	$357
Net (recoveries) charge offs to average loans (2)	(0.03)%	0.03%	0.09%
Total nonperforming loans held for investment (HFI)	$6,110	$5,987	$4,043
Total nonperforming assets (4)	$9,661	$9,287	$4,043
Nonperforming loans HFI to total loans HFI	0.27%	0.26%	0.25%
Nonperforming assets to total assets	0.32%	0.31%	0.18%
Nonperforming assets to total loans HFI and NPAs	0.42%	0.40%	0.25%
(1) Certain measures are considered non-GAAP financial measures. See “Reconciliation of Non-GAAP Financial Measures”.
(2) Data has been annualized.
(3) Current quarter capital ratios are estimated
(4) Nonperforming assets consist of nonperforming loans held for investment, nonperforming loans held for sale, repossessed assets, and other real estate.

This information is preliminary and based on company data available at the time of presentation.
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Reliant Bancorp, Inc. Reports First Quarter 2021 Results

RELIANT BANCORP, INC.
YIELD TABLES - UNAUDITED
FOR THE PERIODS INDICATED
(Dollar Amounts in Thousands)

The following table sets forth the amount of our average balances, interest income or interest expense for each category of interest-earning assets and interest-bearing liabilities and the average interest rate for interest-earning assets and inter    est-bearing liabilities, net interest spread and net interest margin for the periods indicated below:

	Three Months Ended March 31, 2021			Three Months Ended December 31, 2020			Three Months Ended March 31, 2020
	Average Balances (1)	Rates / Yields (%)	Interest Income / Expense	Average Balances (1)	Rates / Yields (%)	Interest Income / Expense	Average Balances (1)	Rates / Yields (%)	Interest Income / Expense
Interest earning assets
Loans (2) (3)	$2,280,379	5.15	$28,288	$2,339,996	5.21	$29,765	$1,613,030	5.01	$19,755
Loan fees	—	0.48	2,701	—	0.43	2,507	—	0.22	890
Loans with fees	2,280,379	5.63	30,989	2,339,996	5.63	32,272	1,613,030	5.23	20,645
Mortgage loans held for sale	169,747	3.18	1,331	128,903	3.20	1,038	47,685	4.72	560
Deposits with banks	61,939	0.34	52	59,120	0.36	53	43,583	1.14	124
Investment securities - taxable	65,499	3.78	610	76,703	2.80	539	74,688	2.43	451
Investment securities - tax-exempt (4)	198,034	3.24	1,225	188,756	3.25	1,194	197,241	3.56	1,371
Restricted equity securities and other	17,321	4.10	175	19,470	3.80	186	16,323	3.82	155
Total earning assets	2,792,919	5.14	34,382	2,812,948	5.16	35,282	1,992,550	4.85	23,306
Nonearning assets	220,195			217,639			189,259
Total assets	$3,013,114			$3,030,587			$2,181,809
Interest bearing liabilities
Interest bearing demand	$377,714	0.29	$272	$296,228	0.30	$225	$186,236	0.22	$100
Savings and money market	901,444	0.38	839	848,044	0.49	1,041	459,756	0.90	1,030
Time deposits - retail	494,508	1.15	1,404	620,688	0.87	1,359	541,973	1.85	2,496
Time deposits - wholesale	227,513	1.58	884	264,497	1.42	944	229,870	2.12	1,211
Total interest-bearing deposits	2,001,179	0.69	3,399	2,029,457	0.70	3,569	1,417,835	1.37	4,837
Federal Home Loan Bank advances and other borrowings	7,467	0.22	4	25,384	4.54	290	109,320	1.33	361
Subordinated Debt	70,592	5.48	953	70,419	5.58	987	70,607	5.66	993
Total borrowed funds	78,059	4.97	957	95,803	5.30	1,277	179,927	3.03	1,354
Total interest-bearing liabilities	2,079,238	0.85	4,356	2,125,260	0.91	4,846	1,597,762	1.56	6,191
Net interest spread (5)		4.29	30,026		4.25	30,436		3.29	17,115
Noninterest bearing deposits	565,770	(0.18)		546,682	(0.19)		312,073	(0.26)
Other noninterest bearing liabilities	41,077			44,366			30,075
Shareholders' equity	327,029			314,279			241,899
Total liabilities and shareholders' equity	$3,013,114			$3,030,587			$2,181,809
Cost of funds		0.67			0.72			1.30
Net interest margin (6)		4.51			4.48			3.60
(1)    Calculated using daily averages.
(2)    Average loan balances include nonaccrual loans.
(3)    Yields on loans reflects tax-exempt interest and state tax credits received on low or zero percent interest loans made to construct low income housing of $661, $863, and $322, for the three months ended March 31, 2021, December 31, 2020, and March 31, 2020, respectively.
(4)     Yields on tax-exempt securities are shown on a tax-equivalent basis.
(5)    Net interest spread is calculated as the yields realized on interest-bearing assets less the rates paid on interest-bearing liabilities.
(6)    Net interest margin is the result of net interest income calculated on a tax-equivalent basis divided by average interest earning assets for the period.
This information is preliminary and based on company data available at the time of presentation.
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Reliant Bancorp, Inc. Reports First Quarter 2021 Results

RELIANT BANCORP, INC.
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES-UNAUDITED
(Dollar Amounts in Thousands, Except Per Share Amounts)

	Three Months Ended
	March 31, 2021	December 31, 2020	March 31, 2020
Adjusted net interest margin (1):
Net interest income	$30,026	$30,436	$17,115
Add: tax equivalent interest income	1,019	1,212	699
Less: purchase accounting adjustments	(1,844)	(2,771)	(672)
Adjusted net interest income	29,201	28,877	17,142
Average Earning Assets	$2,792,919	$2,812,948	$1,992,550
Net interest margin-tax equivalent	4.51%	4.48%	3.60%
Adjusted net interest margin	4.24%	4.09%	3.46%

Adjusted net income:
Net income (loss) attributable to common shareholders	$12,149	$12,226	$(215)
Add: merger related expenses	—	—	4,186
Less: income tax impact of merger related expenses	—	—	(1,032)
Adjusted net income	$12,149	$12,226	$2,939

Adjusted diluted earnings per share:
Adjusted net income	$12,149	$12,226	$2,939
Weighted average shares - diluted	16,740,303	16,684,425	11,892,723
Diluted earnings (loss) per share	$0.73	$0.73	$(0.02)
Adjusted diluted earnings per share	$0.73	$0.73	$0.25

Adjusted annualized return on average assets:
Adjusted net income	$12,149	$12,226	$2,939
Average assets	3,013,114	3,030,587	2,181,809
Annualized return on average assets	1.64%	1.60%	(0.04)%
Adjusted annualized return on average assets	1.64%	1.60%	0.54%

Adjusted annualized return on average equity:
Adjusted net income	$12,149	$12,226	$2,939
Average total shareholders' equity	327,029	314,279	241,899
Annualized return on average equity	15.07%	15.48%	(0.36)%
Adjusted annualized return on average equity	15.07%	15.48%	4.89%

Adjusted annualized return on average tangible common equity:
Average total shareholders' equity	$327,029	$314,279	$241,899
Less: average intangible assets	(65,531)	(63,259)	(65,329)
Average tangible common equity	$261,498	$251,020	$176,570
Adjusted net income	12,149	12,226	2,939
Annualized return on average tangible common equity	18.84%	19.38%	(0.49)%
Adjusted annualized return on average tangible common equity	18.84%	19.38%	6.69%

This information is preliminary and based on company data available at the time of presentation.
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Reliant Bancorp, Inc. Reports First Quarter 2021 Results

	Three Months Ended
	March 31, 2021	December 31, 2020	March 31, 2020
Adjusted pre-tax pre-provision income:
Income (loss) before provision for income taxes	$15,699	$16,328	$(2,101)
Add: merger related expenses	—	—	4,186
Add: provision for loan losses	—	950	2,900
Adjusted pre-tax pre-provision income	$15,699	$17,278	$4,985

Tangible common equity to tangible assets:
Tangible common equity:
Total shareholders' equity	$331,699	$321,973	$234,672
Less: intangible assets	(65,287)	(65,743)	(61,209)
Tangible common equity	$266,412	$256,230	$173,463
Tangible assets:
Total assets	$3,057,066	$3,026,535	$2,185,793
Less: intangible assets	(65,287)	(65,743)	(61,209)
Tangible assets	$2,991,779	$2,960,792	$2,124,584
Total shareholders' equity to total assets	10.85%	10.64%	10.74%
Tangible common equity to tangible assets	8.90%	8.65%	8.16%

Tangible book value per share:
Tangible common equity	$266,412	$256,230	$173,463
Total shares of common stock outstanding	16,654,415	16,654,409	12,014,495
Book value per common share	$19.92	$19.33	$19.53
Tangible book value per share	$16.00	$15.39	$14.44

Allowance for loan losses plus unaccreted loan purchase discounts:
Allowance for loan losses	$20,785	$20,636	$15,121
Unaccreted loan purchase discounts	14,833	16,634	4,771
Allowance for loan losses plus unaccreted loan purchase discounts:	$35,618	$37,270	$19,892
Total loans	2,277,714	2,300,783	1,619,445
Allowance for loan losses plus unaccreted purchased loan discounts to total loans	1.56%	1.62%	1.23%
Allowance for loan losses to total loans	0.91%	0.90%	0.93%

Bank segment adjusted net income:
Bank segment net income (loss)	$12,149	$12,226	$(215)
Add: merger related expenses	—	—	4,186
Less: income tax impact of merger related expenses	—	—	(1,032)
Bank segment adjusted net income	$12,149	$12,226	$2,939

Bank segment adjusted noninterest expense:
Bank segment noninterest expense	$16,460	$16,378	$16,647
Add: merger related expenses	—	—	(4,186)
Bank segment adjusted noninterest expense	$16,460	$16,378	$12,461

This information is preliminary and based on company data available at the time of presentation.
-MORE-

Reliant Bancorp, Inc. Reports First Quarter 2021 Results

	Three Months Ended
	March 31, 2021	December 31, 2020	March 31, 2020
Bank segment adjusted efficiency ratio:
Bank segment adjusted total revenues:
Bank segment net interest income	$29,133	$29,695	$16,782
Add: Tax equivalent interest income	1,019	1,212	699
Add: Bank segment noninterest income	2,409	3,218	1,709
Add: (Gain) loss on sale of securities, OREO, premises and equipment	(146)	565	(23)
Bank segment adjusted total revenues	$32,415	$34,690	$19,167
Bank segment efficiency ratio	52.2%	49.8%	90.0%
Bank segment adjusted efficiency ratio	50.8%	47.2%	65.0%

(1) Prior calculation of this measure removed tax credits related to certain tax-preference-qualified loans and tax-exempt securities. The Company views these credits as normal course of business and as such removal is unnecessary.
This information is preliminary and based on company data available at the time of presentation.
-END-